Intermediate Bond Fund of America
August 31, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$88,583
Class B	$34
Class C	$535
Class F-1	$2,974
Class F-2	$6,029
Total	$98,155
Class 529-A	$4,343
Class 529-B	$3
Class 529-C	$290
Class 529-E	$183
Class 529-F-1	$1,147
Class R-1	$52
Class R-2	$594
Class R-2E	$13
Class R-3	$1,407
Class R-4	$1,403
Class R-5	$495
Class R-5E*	$-
Class R-6	$49,089
Total	$59,019
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1713
Class B	$0.0705
Class C	$0.0659
Class F-1	$0.1646
Class F-2	$0.2030
Class 529-A	$0.1590
Class 529-B	$0.0549
Class 529-C	$0.0578
Class 529-E	$0.1318
Class 529-F-1	$0.1902
Class R-1	$0.0691
Class R-2	$0.0681
Class R-2E	$0.1314
Class R-3	$0.1286
Class R-4	$0.1697
Class R-5	$0.2103
Class R-5E	$0.1471
Class R-6	$0.2178
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	539,048
Class B	286
Class C	7,661
Class F-1	19,014
Class F-2	42,570
Total	608,579
Class 529-A	27,921
Class 529-B	33
Class 529-C	4,929
Class 529-E	1,415
Class 529-F-1	6,166
Class R-1	703
Class R-2	8,665
Class R-2E	178
Class R-3	11,043
Class R-4	8,675
Class R-5	2,486
Class R-5E	1
Class R-6	254,331
Total	326,546
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$13.59
Class B	$13.59
Class C	$13.59
Class F-1	$13.59
Class F-2	$13.59
Class 529-A	$13.59
Class 529-B	$13.59
Class 529-C	$13.59
Class 529-E	$13.59
Class 529-F-1	$13.59
Class R-1	$13.59
Class R-2	$13.59
Class R-2E	$13.58
Class R-3	$13.59
Class R-4	$13.59
Class R-5	$13.59
Class R-5E	$13.59
Class R-6	$13.59

*Amount less than one thousand